Exhibit 99.1

Bolt Biotherapeutics Reports Second Quarter 2021 Financial Results and Provides Business Highlights

– BDC-1001 Phase 1/2 trial in HER2-expressing solid tumors on track for data update in 2H 2021–

– Announced R&D collaboration with Genmab to develop multiple bispecific ISACs for treatment of cancer –

– Ended second quarter 2021 with strong cash position of $310.9 million –

REDWOOD CITY, CA, August 12, 2021 – Bolt Biotherapeutics, Inc. (NASDAQ: BOLT), a clinical-stage biotechnology company pioneering a new class of immuno-oncology agents that combine the targeting precision of antibodies with the power of both the innate and adaptive immune systems, today reported financial results for the second quarter ended June 30, 2021 and provided an update on recent business highlights.

“We continue to build strong momentum with our business strategy and remain on target for a BDC-1001 Phase 1/2 clinical data update later this year,” said Randall C. Schatzman, Ph.D., Chief Executive Officer of Bolt. “Our recently announced Genmab collaboration expands our proprietary Boltbody platform into novel bispecific ISAC applications, while fortifying our strong cash position. Furthermore, our CEA-targeted candidate BDC-2034 made steady progress towards an IND filing that is expected next year. I am proud of the passionate and experienced team we have assembled at Bolt, including recent additions to our leadership, who share our commitment to advancing targeted immuno-oncology therapies that will benefit patients with cancer.”

Recent Business Highlights and Anticipated Milestones

•

Lead program BDC-1001 on track for anticipated Phase 1/2 trial data update in 2H21 – In June 2021, Bolt presented a poster at the 2021 American Society of Clinical Oncology (ASCO) Annual Meeting that expanded on the preliminary data, as of January 29, 2021, from the first 20 patients in an ongoing BDC-1001 Phase 1/2 clinical trial. The monotherapy dose-escalation portion of the trial is proceeding on plan, with a further data update expected in the second half of 2021. This Phase 1/2 trial is being conducted in four parts: [1] Phase 1 monotherapy dose escalation, [2] Phase 1 dose escalation in combination with PD-1 checkpoint inhibitor, [3] Phase 2 monotherapy expansion cohorts, and [4] Phase 2 expansion cohorts in combination with a PD-1 checkpoint inhibitor. Bolt also remains on track to initiate the monotherapy Phase 2 dose-expansion cohorts and the dose-escalation of BDC-1001 in combination with an anti-PD-1 antibody in the second half of 2021.

•

Announced oncology research and development (R&D) collaboration with Genmab to develop multiple bispecific ISACs – In June 2021, Bolt announced an oncology R&D collaboration with Genmab to discover and evaluate novel bispecific immune-stimulating antibody conjugate (ISAC) products for the treatment of multiple types of cancer. The collaboration will combine Bolt’s BoltBody™ ISAC platform with Genmab’s proprietary antibodies and bispecific technology, and Genmab will fully fund three programs through initial clinical proof-of-concept. Bolt received a $10 million USD upfront payment and a $15 million USD equity investment from Genmab, is eligible to receive up to $285 million USD for each program exclusively developed and commercialized by Genmab, and has the option to participate in the development and commercialization of one candidate after seeing clinical proof-of-concept data.

•	Expanded leadership team, adding expertise across research, clinical development, regulatory, quality and technical operations over the last year.
•

Amreen Husain, M.D., Vice President, Clinical Development and Translational Medicine. Dr. Husain brings more than a decade of experience in oncology drug development with a focus on breast and gynecological cancers and immuno-oncology. Dr. Husain joined Bolt from Roche/Genentech. Prior, Dr. Husain was as a practicing oncologist and clinical researcher at Stanford University Medical Center.

•

Bruce Hug, M.D., Ph.D., Vice President, Early Development and Research Collaborations. Dr. Hug joins Bolt from GlaxoSmithKline, bringing more than 16 years of oncology, hematology and immunotherapy experience, with a focus on early development.

•

Karen L. Bergman, Vice President, Communications and Investor Relations. Ms. Bergman has more than two decades of experience in biopharma communications, spanning corporate roles at companies such as ALZA and FibroGen, and 15 years heading a life science practice specializing in strategy, positioning, communications, and investor relations.

•

Liang Fang, Ph.D., Vice President, Biometrics and Bioinformatics. Dr. Fang brings more than 15 years of experience in developing and applying statistical methods and data sciences to drug development in oncology and the biotechnology industry from MyoKardia, Gilead Sciences, Genentech, and Amgen.

•

Triona O’Hanlon, Vice President, Program Management. Ms. O’Hanlon joined Bolt from Gilead, where she led program and portfolio management for hematology/oncology and cell therapy. Ms. O’Hanlon brings more than 20 years of experience in program and alliance management from Gilead Sciences, Kite Pharma, Elan Pharmaceuticals, and Ambit Biosciences.

•

Wesley Burwell, Vice President, Head of Human Resources. Mr. Burwell most recently worked at Global Blood Therapeutics and brings more than 20 years of experience building and driving HR strategy for biopharma companies.

•

Cash, cash equivalents, and marketable securities were $310.9 million as of June 30, 2021, which is expected to fund operations and the advancement of its oncology product pipeline to achieve multiple key milestones through the end of 2023.

Upcoming Events

•	Bolt Biotherapeutics will be attending the following conferences in September 2021:
•	Citi’s 16th Annual Biopharma Virtual Conference from September 8-10
•	Wells Fargo Virtual Healthcare Conference from September 9-10
•	Morgan Stanley Global Healthcare Conference from September 9-15
•	Cantor Fitzgerald Global Healthcare Conference from September 27-30

Second Quarter 2021 Financial Results

Cash Position – Cash, cash equivalents, and marketable securities were $310.9 million as of June 30, 2021, compared to $302.9 million as of March 31, 2021. Bolt expects its cash balance to fund operations through the end of 2023.

Research and Development Expenses – R&D expenses were $19.7 million for the quarter ended June 30, 2021, compared to $9.2 million for the same quarter in 2020, primarily due to increases in manufacturing expenses related to BDC-1001 and BDC-2034, increased personnel expenses relating to an increase in headcount, increased facility-related expenses, and increased clinical trial expenses.

General and Administrative (G&A) Expenses – G&A expenses were $4.1 million for the quarter ended June 30, 2021, compared to $2.0 million for the same quarter in 2020, primarily due to increased personnel expenses relating to an increase in headcount and increased professional services expenses related to consulting services, legal fees and other professional services.

Loss from Operations – Loss from operations was $23.8 million for the quarter ended June 30, 2021 compared to $11.1 million for the same quarter in 2020.

About Bolt Biotherapeutics, Inc.

Bolt Biotherapeutics, Inc. is a clinical-stage biotechnology company pioneering a new class of immuno-oncology agents that combine the targeting precision of antibodies with the power of both the innate and adaptive immune systems Bolt’s proprietary Boltbody™ Immune-stimulating Antibody Conjugate (ISAC) approach uses immunostimulants to engage and activate myeloid cells that directly kill tumor cells. This leads to the conversion of immunologically “cold” tumors to “hot” tumors. Bolt’s lead candidate, BDC-1001, is a Boltbody ISAC comprised of a HER2-targeting biosimilar of trastuzumab conjugated to one of Bolt’s proprietary TLR7/8 agonists for the treatment of patients with HER2-expressing solid tumors. Bolt is also advancing additional Boltbody ISAC product candidates targeting CEA and PD-L1. For more information, visit https://www.boltbio.com/.

Forward-Looking Statements

This press release contains forward-looking statements about us and our industry that involve substantial risks and uncertainties and are based on our beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts contained in this press release, including statements regarding our clinical trials, the timing of enrollment for our ongoing Phase 1/2 trial for BDC-1001, the timing of our Phase 2 dose expansion and the dose escalation in combination with an anti-PD-1 antibody, the timing that BDC-2034 will enter clinical trials, the availability of additional BDC-1001 clinical data by the end of 2021, the initiation of the BDC-1001 monotherapy Phase 2 dose-expansion cohorts in the second half of 2021, our ability to fund our clinical programs and the sufficiency of our cash, cash equivalents, and marketable securities to fund operations through the end of 2023, our future results of operations, financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would,” or the negative of these words or other similar terms or expressions. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements represent our current beliefs, estimates and assumptions only as of the date of this press release and information contained in this press release should not be relied upon as representing our estimates as of any subsequent date. These statements, and related risks, uncertainties, factors and assumptions, include, but are not limited to: the potential product candidates that we develop may not progress through clinical development or receive required regulatory approvals within expected timelines or at all; clinical trials may not confirm any safety, potency or other product characteristics described or assumed in this press release; such product candidates may not be beneficial to patients or become commercialized. These risks are not exhaustive. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in the reports we have filed or will file with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2020. These filings, when available, are available on the investor relations section of our website at investors.boltbio.com and on the SEC’s website at www.sec.gov.

BOLT BIOTHERAPEUTICS, INC.

CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited, in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Collaboration revenue	$—	$67	$—	$231
Operating expenses:
Research and development	19,707	9,166	33,834	15,953
General and administrative	4,054	2,011	8,353	4,133
Total operating expense	23,761	11,177	42,187	20,086
Loss from operations	(23,761)	(11,110)	(42,187)	(19,855)
Other income (expense), net
Interest income, net	176	51	232	163
Change in fair value of preferred stock right liability	—	—	(6,084)	—
Total other income (expense), net	176	51	(5,852)	163
Net loss	(23,585)	(11,059)	(48,039)	(19,692)
Net unrealized gain (loss) on marketable securities	41	11	(23)	1
Comprehensive loss	$(23,544)	$(11,048)	$(48,062)	$(19,691)
Net loss per share, basic and diluted	$(0.64)	$(5.29)	$(1.65)	$(9.45)
Weighted-average shares outstanding, basic and diluted	36,595,112	2,089,320	29,088,267	2,083,197

BOLT BIOTHERAPEUTICS, INC.

CONDENSED BALANCE SHEETS

(Unaudited, in thousands)

	June 30,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$58,302	$5,542
Short-term investments	186,686	17,296
Prepaid expenses and other current assets	3,163	2,523
Total current assets	248,151	25,361
Property and equipment, net	4,551	4,083
Operating lease right-of-use assets	25,977	12,267
Finance lease right-of-use assets	25	34
Restricted cash	1,565	1,565
Deferred offering costs	—	2,357
Long-term investments	65,938	—
Other assets	867	875
Total assets	$347,074	$46,542
Liabilities, convertible preferred stock, and stockholders' equity (deficit)
Current liabilities:
Accounts payable	$1,614	$1,598
Accrued expenses and other current liabilities	10,983	6,663
Deferred revenue	4,330	1,502
Operating lease liabilities	2,323	1,501
Total current liabilities	19,250	11,264
Operating lease liabilities, net of current portion	23,160	9,376
Deferred revenue, non-current	8,535	—
Convertible preferred stock purchase right liability, non-current	—	25,224
Other long-term liabilities	233	329
Total liabilities	51,178	46,193
Commitments and contingencies
Convertible preferred stock	—	105,296
Stockholders' equity (deficit):
Common stock	—	—
Additional paid-in capital	452,357	3,452
Accumulated other comprehensive loss	(23)	—
Accumulated deficit	(156,438)	(108,399)
Total stockholders' equity (deficit):	295,896	(104,947)
Total liabilities, convertible preferred stock, and stockholders' equity (deficit)	$347,074	$46,542

BOLT BIOTHERAPEUTICS, INC.

CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited, in thousands)

	Six Months Ended June 30,
	2021	2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(48,039)	$(19,692)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	528	211
Stock-based compensation expense	4,132	448
Accretion of premium/discount on marketable securities	1,034	(53)
Unrealized gain (loss) on marketable securities, net	(23)	1
Change in fair value of convertible preferred stock purchase rights liabilities	6,084	—
Non-cash lease expense	1,174	885
Changes in operating assets and liabilities:
Prepaid expenses and other assets	(632)	(382)
Accounts payable and accrued expenses	4,110	(438)
Operating lease liabilities	(278)	(2,821)
Deferred revenue	11,363	(69)
Other long-term liabilities	2	7
Net cash used in operating activities	(20,545)	(21,903)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(761)	(1,213)
Purchases of marketable securities	(247,768)	(13,235)
Maturities of marketable securities	11,406	5,247
Net cash used in investing activities	(237,123)	(9,201)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of preferred stock, net of issuance cost	51,902	41,546
Proceeds from initial public offering, net of issuance cost	244,316	—
Proceeds from issuance of common stock related to stock purchase agreement	13,638	—
Proceeds from issuance of common stock	572	39
Net cash provided by financing activities	310,428	41,585
Net increase in cash	52,760	10,481
Cash, cash equivalents and restricted cash at beginning of year	7,107	35,410
Cash, cash equivalents and restricted cash at end of period	$59,867	$45,891
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$58,302	$45,307
Restricted cash	1,565	584
Total cash, cash equivalents and restricted cash	$59,867	$45,891
Supplemental schedule of non-cash investing and financing activities:
Vesting of early exercised options	$98	$9
Purchases of property and equipment included in accounts payable and accrued liabilities	$226	$280
Deferred offering costs in accounts payable and accrued liabilities	$—	$216
Right of use assets obtained in exchange for operating lease obligations	$14,884	$324

Investor Relations and Media Contacts:

Karen L. Bergman

Vice President, Communications and Investor Relations

Bolt Biotherapeutics, Inc.

650-665-9295

kbergman@boltbio.com

Sarah McCabe

Stern Investor Relations, Inc.

212-362-1200

sarah.mccabe@sternir.com

Maggie Beller or David Schull

Russo Partners, LLC

646-942-5631

maggie.beller@russopartnersllc.com

david.schull@russopartnersllc.com